RECAPITALIZATION AGREEMENT

THIS RECAPITALIZATION AGREEMENT (this “Agreement”) is made as of this 11th day of August 2005, by and between EFS-SSCC Holdings, LLC, a Delaware Limited Liability Company (“Holdings”), and Southern Star Central Corp., a Delaware corporation (the “Company”).

WHEREAS, Holdings is the owner of all of the outstanding capital stock of the Company, consisting of (i) 79.367 shares of common stock, par value $0.01 per share (the “Common Shares”), (ii) 547.79 shares of Series A Preferred Stock, par value $0.01 per share (the “Preferred Shares”) and (iii) the right to receive 5.23 shares of Series A Preferred Stock, par value $0.01 per share (the “Preferred Share Rights”).

WHEREAS, Holdings, as the sole owner of the capital stock of the Company, desires to recapitalize the Company in a transaction intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, to simplify its capital structure; and

WHEREAS, in connection with such recapitalization, Holdings is surrendering the Preferred Shares and the Preferred Share Rights to the Company for cancellation.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.

Surrender of Preferred Shares.  On the date hereof, Holdings hereby surrenders to the Company for cancellation all of its rights, title and interest in and to the Preferred Shares and the Preferred Share Rights and all other documents and instruments necessary for the surrender of the Preferred Shares and the Preferred Share Rights to the Company, including, if applicable, a stock power, duly endorsed in blank.

2.

Reissuance and Cancellation of Treasury Shares.  On the date hereof, the Company shall reissue 20.633 shares of the treasury shares to Holdings and shall cancel the remaining 1.587 treasury shares.

3.

Amendment to the Amended and Restated Certificate of Corporation.  Upon receipt of the Preferred Shares and the Preferred Share Rights, and in connection with the reissuance and cancellation of the treasury shares as described above, the Company shall promptly cause to be executed and filed with the Secretary of State of the State of Delaware the Second Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit A (the “Second Amendment”).  Holdings, as the owner of all of the capital stock of the Company, hereby consents to the Second Amendment.

4.

Further Assurances.  From time to time following the date hereof, at the request of any party hereto and without further consideration, the other party hereto shall execute and deliver to such requesting party such instruments and documents and take such other action as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

5.

Entire Agreement.  This Agreement (together with the other writings referred to herein or delivered pursuant hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

6.

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

7.

Severability.  If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

8.

Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

9.

Descriptive Headings.  The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

10.

Counterparts.  This Agreement may be executed by the parties hereto in any number of counterparts, and by facsimile signature, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, the parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Recapitalization Agreement, in counterparts, as of the date first above written.

EFS-SSCC HOLDINGS, LLC

	By:	Aircraft Services Corporation

		By:	/s/ Marguerite Catanzaro
Name: Marguerite Catanzaro
Title: Vice President

	By:	CDP Infrastructures Fund G.P.

	By:	Caisse de dépôt et placement du Québec, a General Partner

		By:	/s/ Bruno Guilmette
Name: Bruno Guilmette
Title: Director, Investments

		By:	/s/ Robert Côté
Name: Robert Côté
Title: Vice President, Legal
Affairs, Private Equity

By:	CDP Infrastructures Fund Inc., a General Partner

	By:	/s/ Bruno Guilmette
Name: Bruno Guilmette
Title: Attorney-in-Fact

	By:	/s/ Robert Côté
Name: Robert Côté
Title: Attorney-in-Fact

SOUTHERN STAR CENTRAL CORP.

By:	/s/ Susanne W. Harris
Name: Susanne W. Harris
Title: Chief Financial Officer